UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2017
Brighthouse Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37905	81-3846992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Gragg Building, 11225 North Community House Road Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(980) 365-7100
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.   Results of Operations and Financial Condition.
In connection with the previously announced spin-off of Brighthouse Financial, Inc. (“Brighthouse Financial”) from MetLife, Inc. (“MetLife”), Brighthouse Financial is furnishing with this Current Report on Form 8-K sales and estimated statutory capitalization as of and for the three month period ended June 30, 2017. Brighthouse Financial is currently wholly owned by MetLife and consequently, Brighthouse Financial’s second quarter results will be consolidated into MetLife’s second quarter results through June 30, 2017. As previously announced, MetLife’s board of directors has approved the spin-off transaction. The record date was 5 p.m. New York City time on Wednesday, July 19, 2017, and the distribution date will be 5 p.m. on Friday, Aug. 4, 2017. MetLife common shareholders will receive a distribution of one share of Brighthouse Financial, Inc. common stock for every 11 shares of MetLife common stock they owned as of the close of business on the July 19 record date. Shareholders of MetLife who owned less than 11 shares of common stock, or others who would otherwise receive fractional shares, will receive cash.

Sales

Total annuity deposits for the three months ended June 30, 2017 were $995 million, a 7% increase over the three month period ended March 31, 2017. This increase was driven by strong sales of Brighthouse Shield Level SelectorSM Annuity, with sales in the three months ended June 30, 2017 of $570 million bringing 2017 year-to-date sales to over $1 billion.

Our life insurance sales in our Life segment were $11 million in the second quarter of 2017 compared to $17 million in the three month period ended March 31, 2017, consistent with our strategy of migrating away from products such as participating whole life to simpler client solutions. As a stand-alone, public company, we plan to revamp this business over the coming years.

Statistical sales information for (i) annuity sales consist of statutory premiums, excluding company sponsored internal exchanges, and (ii) life sales are calculated using the LIMRA definition of sales for core direct sales, excluding company-sponsored internal exchanges. Sales statistics do not correspond to revenues under accounting principles generally accepted in the United States of America ("GAAP"), but are used as relevant measures of business activity.

Statutory Capitalization

We expect that our insurance company subsidiaries will report combined statutory total adjusted capital of approximately $6.4 billion at June 30, 2017, up from $4.2 billion at March 31, 2017. The increase was driven primarily by the spin-off-related transactions at the life companies, including a $600 million capital contribution to Brighthouse Life Insurance Company on June 30, 2017.

We estimate that at June 30, 2017, variable annuity assets above our CTE95 would be approximately $2.3 billion pro forma for the separation. CTE95 is defined as the amount of assets required to satisfy contract holder obligations across market environments in the average of the worst 5% of 1,000 capital market scenarios over the life of the contracts.

Forward-Looking Statements
This Current Report on Form 8-K contains information that includes or is based upon forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning, or are tied to future periods, in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, statements regarding the separation and distribution, including the timing and expected benefits thereof, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of Brighthouse Financial, its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of known and unknown risks, uncertainties and other factors. A number of important factors, including, without limitation, the risks and uncertainties discussed in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Registration Statement on Form 10, as amended, could cause actual results and outcomes to differ from those reflected in the forward-looking statements. Additional factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation: risks relating to the formation of Brighthouse Financial and our recapitalization; the timing of the separation and the distribution, whether the conditions to the distribution will be met, whether the separation and the distribution will be completed, and whether the distribution will qualify for non-recognition treatment for U.S. federal income tax purposes and potential indemnification to MetLife if the distribution does not so qualify; the impact of the separation on our business and profitability due to MetLife’s strong brand and reputation, the increased costs related to replacing arrangements with MetLife with those of third- parties and incremental costs as a public company; whether the operational, strategic and other benefits of the separation can be achieved, and our ability to implement our business strategy; our degree of leverage following the separation due to indebtedness incurred in connection with the separation; differences between actual experience and actuarial assumptions and the effectiveness of our actuarial models; higher risk management costs and exposure to increased counterparty risk due to guarantees within certain of our products; the effectiveness of our proposed exposure management strategy, and the timing of its implementation and the impact of such strategy on net income volatility and negative effects on our statutory capital; the additional reserves we will be required to hold against our variable annuities as a result of actuarial guidelines; a sustained period of low equity market prices and interest rates that are lower than those we assumed when we issued our variable annuity products; the effect adverse capital and credit market conditions may have on our ability to meet liquidity needs and our access to capital; the impact of regulatory, legislative or tax changes on our insurance business or other operations; the effectiveness of our risk management policies and procedures; the availability of reinsurance and the ability of our counterparties to our reinsurance or indemnification arrangements to perform their obligations thereunder; heightened competition, including with respect to service, product features, scale, price, actual or perceived financial strength, claims-paying ratings, credit ratings, e-business capabilities and name recognition; changes in accounting standards, practices and/or policies applicable to us; the ability of our insurance subsidiaries to pay dividends to us, and our ability to pay dividends to our shareholders; our ability to market and distribute our products through distribution channels; and our ability to attract and retain key personnel.

Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law. Please consult any further disclosures Brighthouse Financial, Inc. makes on related subjects in subsequent reports to the U.S. Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHTHOUSE FINANCIAL, INC.

By: /s/ Lynn A. Dumais
Name: Lynn A. Dumais
Title: Chief Accounting Officer

Date: July 24, 2017

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